Calculation of Filing Fee Table

Form S-8

(Form Type)

Adaptive Biotechnologies Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.0001 par value per share, reserved for issuance pursuant to the 2019 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	20,299,501 (2)	$8.67 (4)	$175,996,674	$110.20 per $1,000,000	$19,394.83
Equity	Common stock, $0.0001 par value per share, reserved for issuance pursuant to the 2019 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	2,683,431 (3)	$7.37 (5)	$19,776,886	$110.20 per $1,000,000	$2,179.41
Total Offering Amounts			22,982,932		$195,773,560		$21,574.24
Total Fee Offsets							0
Net Fee Due							$21,574.24

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)

Reflects automatic annual increases on each of January 1, 2020, January 1, 2021, and January 1, 2023 to the number of shares of the Registrant’s common stock reserved for issuance under the Adaptive Biotechnologies Corporation 2019 Equity Incentive Plan (the “2019 EIP”), which annual increases are provided for in the 2019 EIP.

(3)

Reflects automatic annual increases on January 1, 2020 and January 1, 2023, to the number of shares of the Registrant’s common stock reserved for issuance under the Adaptive Biotechnologies Corporation 2019 Employee Stock Purchase Plan (the “ESPP”), which annual increase is provided for in the ESPP.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of $8.67 per share, which represents the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 13, 2023.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, and based on 85% of $8.67 per share, which represents the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on February 13, 2023.